                                                                   Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference in this Amendment #2 to the Registration Statement on Form SB-2 of my report dated February 20, 1996 relating to the financial statements of Fremont Gold Corporation, formerly known as The Rothchild Companies, Inc., as of December 31, 1995, and for each of the years ended December 31, 1995 and 1994. I also consent to the reference to myself under the caption "Experts" in the Prospectus included in the Registration Statement.


/s/ Thomas Klash
------------------------------
Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
July 15, 1997